Exhibit 99.1

COMSTOCK HOLDING COMPANIES, INC. REPORTS SECOND-QUARTER 2013 RESULTS

•	2Q homebuilding revenue of $12.0 million compared to $3.8 million in Q2 last year

•	2Q net income from continuing operations of $0.1 million compared to net loss of $(1.9) million last year

•	Net new home orders increased to 77 for the first six months of 2013 compared to 34 in the prior year

•	Backlog of $18.8 million at quarter-end, up from $1.5 million one year earlier

Reston, Virginia (August 13, 2013) – Comstock Holding Companies, Inc. (NASDAQ: CHCI) (“Comstock” or the “Company”), a homebuilding and multi-faceted real estate development and services company in the Washington, D.C. metropolitan area, today announced results for the second quarter of 2013, ended June 30.

Business Update

“For the second consecutive quarter, our homebuilding revenue for just three months approximated the homebuilding revenue we generated for the full year 2012,” remarked Chairman and CEO Christopher Clemente. “These results reflect the rebounding demand for new homes in the Washington, D.C. area and the positive response to the new communities and products Comstock is bringing to market.

“Sales at our open communities continue to reflect increased demand for new homes and the reduced inventory of existing homes for sale. Our robust sales in the first half of 2013 enabled us to generate total first-half revenue of $23.8 million, significantly outpacing last year’s results, while generating current backlog as of August 13th of $23.2 million on 52 pre-sold units.

“However, delays in permitting for our newer projects and the well-publicized shortage of skilled labor have resulted in what we believe are temporary production cycle delays. We are now projecting settlements of 125-130 units with a significant number of these settlements to occur in the fourth quarter of 2013. As a result, we expect to report revenue from our homebuilding operations to approximate $64 million and break-even or marginal profitability for 2013.”

Clemente added, “Returning Comstock to profitability for 2013 while positioning for additional growth and profitability in 2014 remains a top priority. We are confident in the steps we have taken to position Comstock for further growth in 2014 and look forward to opening additional communities that will build on the progress we have made this year. Recently, we started site development at two new communities: The Townes at Shady Grove Metro (36 townhouses located in Rockville, MD) and Falls Grove (19 single family homes and 110 townhomes located in Manassas, VA). We are also preparing to commence work on additional projects in Loudoun County, VA and Frederick, MD, with the goal of having seven active communities by early 2014.

“We anticipate that our production cycle will normalize by early 2014, as critical subcontractor trades increase their workforce to meet the resurgent demand in the Washington, D.C. market. The demonstrated demand for our products, tightening inventory and improved market pricing trends bode well for a 2014.”

Second-Quarter 2013 Financial Results

Net new orders of homes increased to 44 for the three months ended June 30, 2013 from 14 in the prior year. For the six months ended June 30, 2013, net new orders increased to 77 from 34 in the prior year. The improved order trends resulted in increased backlog of 43 units (representing $18.8 million in revenue) for the six months ended June 30, 2013 compared to eight (representing $1.5 million in revenue) in the prior year. Average backlog price increased to $438,000 from $187,000 in the prior year.

Total revenue for the second quarter of 2013 totaled $12.2 million ($12.0 million from 22 home settlements) compared to $4.2 million ($3.8 million from 12 home settlements) for the 2012 second quarter. The Company reported net income from continuing operations of $0.1 million for the second quarter of 2013 compared to a net loss from continuing operations of $(1.9) million for the same period in 2012. In the second quarter of 2013, net loss attributable to Comstock Holding Companies totaled $(0.8) million, or $(0.04) per diluted share, compared to $(3.1) million, or $(0.15) per diluted share, in the prior-year period. The 2012 period included a loss of $(1.2) million within net (loss) income from discontinued operations resulting from the tax impact of the $19.35 million sale of Cascades Apartments, the Company’s first investment grade multi-family property. The Company’s first-quarter 2013 results reflected the reversal of an impairment charge of $0.7 million reflecting increased sales activity at its Eclipse project, which was fully settled and exited by the Company in the second quarter of 2013.

Pipeline Update (see Exhibit 1 and Exhibit 2)

• Hampshires	73 townhome lots and 38 single-family lots in the Lamond Riggs neighborhood in northeast Washington, D.C. Construction on the single-family units began in August 2012, with the first closings occurring in March 2013. Construction on the townhomes began in April 2013 and the sales center opened in July 2013. There are eight single family units currently in backlog, with average revenue of $730,000. There are seven townhome units currently in backlog, with average revenue of $550,000.

• Shady Grove	36 townhome lots and 117 multi-family lots across the street from the Shady Grove Metro station in Rockville, MD (Montgomery County). Closing on the property took place in March 2013 and site development began on schedule in June.

• Falls Grove	110 townhome lots and 19 single family lots off Route 28 in Manassas, VA (Prince William County). The Company purchased the first seven single-family lots in 2011, closing on the remaining lots in May 2013. Site development began on schedule in June 2013 and the community’s sales center opened in July. There are nine units currently in backlog with average revenue of $285,000.

• Eastgate	66 finished “six-plex” lots in Chantilly, VA (Loudoun County). Construction on the units began in December 2012, with the first closings occurring in March 2013. There are 28 units currently in backlog, with average revenue of $390,000.

About Comstock Holding Companies, Inc.

Comstock is a homebuilding and multi-faceted real estate development and services company that builds a wide range of housing products under its Comstock Homes brand through its wholly owned subsidiary, Comstock Homes of Washington, LC. Our track record of developing numerous successful new home communities and more than 5,500 homes, together with our substantial experience in building a diverse range of products including apartments, single-family homes, townhouses, mid-rise condominiums, high-rise condominiums and mixed-use (residential and commercial) developments has positioned Comstock as a leading residential developer and homebuilder in the Washington, D.C. metropolitan area. Comstock Holding Companies, Inc. is a publicly traded company, trading on NASDAQ under the symbol CHCI. For more information about Comstock or its new home communities, please visit www.comstockhomes.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect,” “will,” “should,” “seeks” or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. Some factors which may affect the accuracy of the forward-looking statements apply generally to the real estate industry, while other factors apply directly to us. Any number of important factors which could cause actual results to differ materially from those in the forward-looking statements include, without limitation: general economic and market conditions, including interest rate levels; our ability to service our debt; inherent risks in investment in real estate; our ability to compete in the markets in which we operate; economic risks in the markets in which we operate, including actions related to government spending; delays in governmental approvals and/or land development activity at our projects; regulatory actions; fluctuations in operating results; our anticipated growth strategies; shortages and increased costs of labor or building materials; the availability and cost of land in desirable areas; natural disasters; our ability to raise debt and equity capital and grow our operations on a profitable basis; and our continuing relationships with affiliates. Additional information concerning these and other important risk and uncertainties can be found under the heading “Risk Factors” in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, for the fiscal year ended December 31, 2012. Our actual results could differ materially from these projected or suggested by the forward-looking statements. Comstock claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements contained herein. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Company Contact:

Joe Squeri

Chief Financial Officer

703.230.1229

Investor Relations Contact:

Jody Burfening / Harriet Fried/

LHA

212.838.3777

hfried@lhai.com

SOURCE: Comstock Holding Companies, Inc.

Exhibit 1

Settled Revenue by Community

Three Months Ended June 30, 2013

Community	Settled	Settled Revenue
Eastgate Villas	6	$2,268,835
The Hampshires - Singles	4	3,039,877
The Hampshires - Towns	1	503,940
Penderbrook Square (Sold Out Q1)	—	—
The Eclipse	11	6,174,500
Total	22	$11,987,152

Six Months Ended June 30, 2013

Community	Settled	Settled Revenue
Eastgate Villas	11	$4,100,175
The Hampshires - Singles	10	7,509,527
The Hampshires - Towns	1	503,940
Penderbrook Square (Sold Out Q1)	2	365,000
The Eclipse	19	10,904,200
Total	43	$23,382,842

COMSTOCK HOLDING COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Cash and cash equivalents	$11,411	$3,539
Restricted cash	3,575	3,203
Trade receivables	1,675	1,611
Real estate held for development and sale	28,427	27,781
Property, plant and equipment, net	266	222
Other assets	2,329	2,343

TOTAL ASSETS	$47,683	$38,699

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$7,314	$4,691
Notes payable - secured by real estate held for development and sale	16,784	19,492
Notes payable - due to affiliates, unsecured	4,956	5,041
Notes payable - unsecured	2,838	3,096
Income taxes payable	—	—

TOTAL LIABILITIES	31,892	32,320

Commitments and contingencies (Note 10)	—	—
SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 77,266,500 shares authorized, 18,395,978 and 17,969,345 issued and outstanding, respectively	184	176
Class B common stock, $0.01 par value, 2,733,500 shares authorized, issued and outstanding	27	27
Additional paid-in capital	170,535	170,070
Treasury stock, at cost (426,633 shares Class A common stock)	(2,480)	(2,480)
Accumulated deficit	(162,464)	(162,349)

TOTAL COMSTOCK HOLDING COMPANIES, INC. EQUITY	5,802	5,444
Non-controlling interest	9,989	935

TOTAL EQUITY	15,791	6,379

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$47,683	$38,699

COMSTOCK HOLDING COMPANIES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues
Revenue—homebuilding	$11,987	$3,766	$23,383	$6,952
Revenue—other	226	478	387	1,227

Total revenue	12,213	4,244	23,770	8,179
Expenses
Cost of sales—homebuilding	9,621	3,302	18,417	6,056
Cost of sales—other	276	743	497	1,807
Impairment reversal (Note 2)	—	—	(722)	—
Selling, general and administrative	2,215	2,096	4,212	3,982
Interest, real estate taxes and indirect costs related to inactive projects	118	1,192	344	1,792

Operating (loss) income	(17)	(3,089)	1,022	(5,458)
Other income, net	131	8	158	37

Income (loss) before income tax benefit	114	(3,081)	1,180	(5,421)
Income tax benefit	—	1,202	—	2,114

Net income (loss) from continuing operations	114	(1,879)	1,180	(3,307)
Discontinued operations:
Income (loss) from discontinued operations	—	16	(4)	(106)
(Loss) gain on sale of real estate from discontinued operations	—	(50)	—	6,466
Income tax expense from discontinued operations	—	(1,202)	—	(2,114)

Net (loss) income from discontinued operations	—	(1,236)	(4)	4,246
Net income (loss)	114	(3,115)	1,176	939
Less: Net income from continuing operations attributable to non-controlling interests	952	—	1,291	—
Less: Net income from discontinued operations attributable to non-controlling interests	—	—	—	103

Net (loss) income attributable to Comstock Holding Companies, Inc.	$(838)	$(3,115)	$(115)	$836

Basic (loss) income per share from:
Continuing operations	$(0.04)	$(0.09)	$(0.01)	$(0.16)
Discontinued operations	—	(0.06)	—	0.20

Net (loss) income per share	$(0.04)	$(0.15)	$(0.01)	$0.04

Diluted (loss) income per share from:
Continuing operations	$(0.04)	$(0.09)	$(0.01)	$(0.16)
Discontinued operations	—	(0.06)	—	0.20

Net (loss) income per share	$(0.04)	$(0.15)	$(0.01)	$0.04

Basic weighted average shares outstanding	20,674	20,431	20,599	20,359
Diluted weighted average shares outstanding	20,674	20,431	20,599	20,359
Net (loss) income attributable to Comstock Holding Companies, Inc.:
(Loss) income from continuing operations	$(838)	$(1,879)	$(111)	$(3,307)
(Loss) income from discontinued operations	—	(1,236)	(4)	4,143

Net (loss) income	$(838)	$(3,115)	$(115)	$836

COMSTOCK HOLDING COMPANIES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands, except per share data)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income	$1,176	$939
Adjustment to reconcile net income to net cash provided by (used in) operating activities
Amortization of loan discount and deferred financing fees	305	1,424
Depreciation expense	25	99
Provision for bad debt	2	—
Earnings from unconsolidated joint venture	42	—
Gain on sale of operating real estate, net	—	(6,466)
Loss on disposal of property, plant and equipment	—	1
Impairment reversals	(722)	—
Amortization of stock compensation	278	599
Changes in operating assets and liabilities:
Restricted cash	(372)	(32)
Trade receivables	(66)	1,162
Real estate held for development and sale	132	4,294
Other assets	(482)	(952)
Accrued interest	(116)	(709)
Accounts payable and accrued liabilities	2,623	(1,398)
Income taxes payable	—	(10)

Net cash provided by (used in) operating activities	2,825	(1,049)

Cash flows from investing activities:
Investment in unconsolidated joint venture	(7)	—
Purchase of property, plant and equipment	(69)	—
Proceeds from sale of Cascades Apartments - operating real estate, net	279	18,400

Net cash provided by investing activities	203	18,400

Cash flows from financing activities:
Proceeds from notes payable	16,235	9,960
Payments on notes payable	(19,170)	(22,995)
Loan financing costs	(123)	—
Contribution from non-controlling interests	614	—
Distribution to non-controlling interests holders	—	(2,944)
Proceeds from Comstock Investor VII, L.C. private placement	7,295	—
Proceeds from exercise of stock options	1	—
Taxes paid related to net share settlement of equity awards	(8)	—

Net cash provided by (used in) financing activities	$4,844	(15,979)

Net increase in cash and cash equivalents	7,872	1,372
Cash and cash equivalents, beginning of period	3,539	5,639

Cash and cash equivalents, end of period	$11,411	$7,011

Supplemental disclosure for non-cash activity:
Interest paid, net of interest capitalized	$212	$1,334
Reduction in proceeds from sale of Cascades Apartment and increase in other assets related to amounts placed in escrow upon settlement of Cascades Apartments sale	$—	$950
Increase in class A common stock par value in connection with issuance of stock compensation and warrants exercise	$8	$—